Exhibit 99.1

Press Release #201505	FOR IMMEDIATE RELEASE	February 11, 2015

Enertopia to showcase V-LOVETM For Women at Vancouver Wellness Show

VANCOUVER, BC – Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") is pleased to announce the launch of V-LoveTM for Women will be showcased at the upcoming Vancouver Wellness Show that will be held from Feb 13-15 at the Vancouver Convention Centre. This annual show offers the estimated 30,000 attendees various opportunities to learn and improve their quality of lives in such areas as good health, nutrition, physical and emotional wellbeing, women and wellness presentations.

Enertopia will be showcasing V-LoveTM. by handing out samples of V-LoveTM. and we invite all show attendees to drop by our booth #909 for further information.

Leading Women’s Health Expert Maureen McGrath will share the stage with media personality Fiona Forbes and author Lorna Vanderhaaghe to discuss Health and Personal Growth at 3:15 PM on Saturday Feb 14 and on Sunday Feb 15 at Noon, Maureen will be giving a presentation on “The Desire for Desire” in women sponsored by Enertopia.

Enertopia is also pleased to announce it has entered into an initial four month radio contract to create daily public awareness about Women’s sexual health by sponsoring the popular Sunday Night Sex Show on CKNW radio, with Maureen McGrath to raise awareness and continue to educate the public with her knowledge base and expertise in Women’s sexual health.

Maureen is a clinician in addition to being well known and sought after guest lecturer in the field of sexual health for men and women. She has a special interest in women’s sexual desire. This aligns with our vision for natural based healing options. Maureen’s passion over the past several years of learning and responding to her patient’s needs has led to natural based healing as a clear option for better health in many instances. She is in private practice both in North Vancouver and at Cross Roads Clinic in Vancouver where she see patients with sexual health issues.

“I am excited at the prospect of raising awareness and providing options about such an important subject as female and male sexuality, particularly the important issue of low sexual desire. Providing evidence-based strategies to patients is the cornerstone to getting people to feel comfortable discussing a subject that until now has been deemed taboo by many. Getting couples to live their life, their way is what this is all about,” said Maureen McGrath, RN and Sexpert.

For more information on the Vancouver Wellness Show please visit: Thewellnessshow.com/index.php or Enertopia.com

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President: (250) 765-6412 This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its medical marihuana projects, evaluation and sale of sexual creams and other items, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that Maureen McGrath’s outreach or the V-LoveTM sexual gel will have any meaningful impact on the Company or the Company will be able to obtain future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release